Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this post-effective amendment to the registration on Form S-4 as a registration statement on Form S-8, of our report dated January 25, 1996, included in Walden Bancorp, Inc.'s Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.

                                    /s/ Arthur Andersen LLP
                                    Arthur Andersen LLP

Boston, Massachusetts
January 31, 1997